Exhibit 31.3

CERTIFICATION

I, Howard W. Lutnick, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of BGC Partners, Inc. for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Howard W. Lutnick
Howard W. Lutnick
Chairman of the Board and
Chief Executive Officer

Date: May 2, 2022